Exhibit  10.8

EQUUS(R)
MARKETING & DESIGN, INC.

January 1, 2002


This letter is to outline the working relationship between EQUUS Marketing & Design, Inc. (EQUUS) and Rapidtron, Inc. (Rapidtron) related to building, personnel, and operating expenses referred to as Administrative Expenses.

EQUUS will provide administrative services to Rapidtron EQUUS for a period of two years from January 2002 to December 2003 under this agreement, including (but not limited to):
1.   Building rent (lease) -  50%  of the monthly lease amount = $5,659.00/month
2.   Furniture  lease -       50%  of  the Furniture Lease amount = $98.00/month
3.   Phones -                 50% of the estimated Phones amount = $675.00/month
4.   Electricity -            50%  of  the  estimated  Electricity amount =
                              $500.00/month
5.   Water -                  50%  of  the Water estimated amount = $31.00/month
6.   Postage -                50%  of  the  estimated Postage and Meter Lease =
                              $200.00/month
7.   Insurance -              medical,  dental,  property, workers compensation.
         a.     Medical,  John  Creel  III  =  $530.00,
         b.     dental  for  Larry  Williams  =  $42.00,
         c.     group  long  term  disability  =  $129.00,
         d.     workers  compensation  =  $470.00.
     All expenses on a monthly basis.
8. Salary sharing of Equus personnel = $5,383.00/month for reception, bookkeeping, purchasing, shipping documents, admin support.
9.   Shipping/freight  -      Rapidtron  only  expenses  =  $500.00/month
10.  Office  supplies  -      50%  or  $75.00/month
11.  Computer  services  -    50%  or  $416.00/month
12.  Cleaning  services  -    50%  of  building-  $279.00/month

Total Monthly amounts:  $14,987.00 per month

Note: Monthly amounts will fluctuate based on variable use of phones, additional administrative staff, water, postage, etc. In the event of a significant expense that is well in excess of the above agreed to amounts, including any new hires above the current staffing level, both parties will review and mutually approve prior to making the change.

INVOICES  AND  PAYMENT

1. The administrative expenses will be invoiced monthly for the months of January 2002 through December 2003, inclusive. Rapidtron shall pay all invoices for Administrative within fifteen (l5) days of receipt.

2. All other invoices not specified in sections must be paid by Rapidtron within thirty (30) days of receipt of it.

3. On any invoices not paid within the prescribed times, a monthly service charge of 1.5 percent of the outstanding balance will be charged, and EQUUS reserves the right to discontinue or suspend further services under this Agreement until such overdue invoices, including service charges, are paid in full.


TERMS OF AGREEMENT/RENEWAL AND TERMINATION

1. This Agreement is for an initial term of twelve (24) months, commencing January 1, 2002 and terminating December 31, 2003.


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2. Notice of Termination of this contract can be issued prior to the anniversary date should EQUUS fail to deliver materials or performance as agreed upon. The contract will then be terminated after payment of all outstanding invoices including fees for the final month, which will be thirty days after Notice of Termination.

3. If no Notice of Termination or change in contract has been delivered prior to sixty (60) days before the expiration of the initial terms or subsequent renewal terms (Anniversary Date), then the agreement shall automatically be renewed for an additional term of twelve (12) months, beginning at the end of the twelfth
(12th)  month  of the initial term of this Agreement or any subsequent renewals.

4. At each Anniversary Date, all terms of this Agreement, if still in effect, may be subject to renegotiations by the parties. The amount of the Annual Retainer will be agreed to in advance of each twelve (12) month term of this Agreement.


DISPUTES  AND  ATTORNEYS'  FEES

In the event of any dispute under this Agreement, the prevailing party shall be compensated by the defaulting party for related costs, including attorneys' fees, collection costs and other expenses. All disputes will be decided under the laws of the State of California and/or the United States of America.



AGREED  &  ACCEPTED

EQUUS  Marketing  &  Design             Rapidtron  Inc.  Corporation


/s/ John  Creel                         /s/ Peter  Dermutz
---------------------                   -----------------------
John  Creel                             Peter  Dermutz
Chairman/CEO                            Executive  Vice  President


Date:  January 2, 2003                  Date:  January 2, 2003
       -----------------                       -----------------


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